COLONIAL HIGH INCOME MUNICIPAL TRUST
        One Financial Center, Boston, Massachusetts 02111
                         (617) 426-3750

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD MAY 31, 1995

Dear Fellow Shareholder:

     The Annual Meeting of Shareholders (Meeting) of Colonial High Income Municipal Trust (Fund) will be held at the offices of Colonial Management Associates, Inc. (Adviser), One Financial Center, Boston, Massachusetts, on Wednesday, May 31, 1995, at 10:00 A.M., Eastern time, to:

     1.    Elect six Trustees;

     2. Ratify or reject the selection of independent accountants; and

     3. Transact such other business as may properly come before the Meeting or any adjournment thereof.

                              By order of the Trustees,





                              Arthur O. Stern, Secretary



April 21, 1995

NOTICE: YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. IF A QUORUM IS NOT PRESENT AT THE MEETING, ADDITIONAL EXPENSES WILL BE INCURRED TO SOLICIT ADDITIONAL PROXIES. TO AVOID THESE COSTS TO YOUR FUND, PLEASE VOTE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE IMMEDIATELY.


HI-85/858A-0495
                         PROXY STATEMENT
                       General Information

                                                   April 21, 1995

     The enclosed proxy, which was first mailed on April 21, 1995, is solicited by the Trustees for use at the Meeting. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in favor of each proposal referred to in the Proxy Statement. The proxy may be revoked prior to its exercise by a later dated proxy, by written revocation received by the Secretary or by voting in person. Solicitation may be made by mail, telephone, telegraph, telecopy and personal interviews. Authorization to execute proxies may be obtained by telephonically or electronically transmitted instructions. The cost of solicitation will be paid by the Fund.

     Holders of a majority of the shares outstanding and entitled to vote constitute a quorum and must be present in person or represented by proxy for business to be transacted at the Meeting. On March 6, 1995, the Fund had outstanding 30,918,576 shares of beneficial interest. Shareholders of record at the close of business on March 6, 1995 will have one vote for each share held. As of March 6, 1995, Cede & Co., P.O. Box 20, Bowling Green Station, New York, New York 10004 owned of record 75.53% of the Fund's outstanding shares.

     Votes cast by proxy or in person will be counted by persons appointed by the Fund to act as election tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. Where a shareholder withholds authority or abstains, or the proxy reflects a "broker non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) the shares will be counted as present and entitled to vote on the matter for purposes of determining the presence of a quorum. With respect to the election of Trustees and ratification of independent accountants, withheld authority, abstentions and broker non-votes have no effect on the outcome of the voting.

     Further information concerning the Fund is contained in its most recent Annual Report to shareholders, which is obtainable free of charge by writing the Adviser at One Financial Center, Boston, MA 02110 or by calling 1-800-248-2828.

1.    Election of Six Trustees.

     Messrs. Birnbaum, Bleasdale, Grinnell, Lowry, Neuhauser and Shinn (who have each agreed to serve) are proposed for election as Trustees of the Fund, each to serve three years or until a successor is elected. Messrs. Bleasdale, Neuhauser and Shinn currently serve as Trustees. Messrs. Birnbaum, Grinnell and Lowry are proposed to be added to the Board. The election of each of Messrs. Birnbaum, Grinnell and Lowry is conditioned on their nomination by the current Trustees at a meeting scheduled for today. The Board of Trustees currently consists of Ms. Collins and Messrs. Bleasdale, Ireland, Mayer, McNeice, Moody, Neuhauser, Shinn, Sullivan and Weeks. The Board is currently divided into the following three classes, each with a three year term expiring in the year indicated (assuming the persons listed above, other than Messrs. Birnbaum, Grinnell and Lowry, are elected at the Meeting):

1996                1997                1998

Ms. Collins         Mr. Ireland         Mr. Bleasdale
Mr. McNeice         Mr. Mayer           Mr. Neuhauser
Mr. Sullivan        Mr. Moody           Mr. Shinn
Mr. Weeks

     The years in which Messrs. Birnbaum's, Grinnell's and Lowry's terms will expire will be determined by the current
Trustees at their April meeting.

     The following table sets forth certain information about the current Trustees and about Messrs. Birnbaum, Grinnell and Lowry:

                                                  Shares
                                                  Beneficially
                                                  Owned and
                                                  Percent of
Nominee Name        Principal Occupation (1) and  Fund at March
(Age) Trustee         Directorships               6, 1995 (2)
since

Robert J. Birnbaum  Trustee (since January,       ----
(67)   --------     1994); Special Counsel,
                    Dechert Price & Rhoads
                    (September, 1988 to
                    December, 1993); President
                    and Chief Operating Officer,
                    New York Stock Exchange
                    (May, 1985 to June, 1988);
                    Trustee:  Colonial Trust VII
                    (formerly Liberty Financial
                    Trust), Liberty All-Star
                    Equity Fund, The Charles
                    Allmon Trust, Inc. and LFC
                    Utilities Trust.

Tom Bleasdale       Trustee (formerly Chairman    ----
(64)   1989         of the Board and Chief
                    Executive Officer, Shore
                    Bank & Trust Company).
                    Director or Trustee:
                    Colonial Funds,  Stok, Inc.

Lora S. Collins     Attorney, Kramer, Levin,      ----
(59)   1992         Naftalis, Nessen, Kamin &
                    Frankel (law).  Trustee:
                    Colonial Funds.

James E. Grinnell   Private Investor (since       ----
(65)   --------     November, 1988); Senior Vice
                    President-Operations, The
                    Rockport Company, importer
                    and distributor of shoes
                    (May, 1986 to November,
                    1988); Trustee: Colonial
                    Trust VII (formerly Liberty
                    Financial Trust), Liberty
                    All-Star Equity Fund, The
                    Charles Allmon Trust, Inc.
                    and LFC Utilities Trust.

William D. Ireland, Trustee (formerly Chairman    ----
Jr.                 of the Board, Bank of New
(71)   1992         England--Worcester).
                    Trustee:  Colonial Funds.

Richard W. Lowry    Private Investor (August,     ----
(58)   ----------   1987 to present); Chairman
                    and Chief Executive Officer,
                    U.S. Plywood Corporation,
                    manufacturer and distributor
                    of wood products (August,
                    1985 to August, 1987);
                    Trustee:  Colonial Trust VII
                    (formerly Liberty Financial
                    Trust), Liberty All-Star
                    Equity Fund, The Charles
                    Allmon Trust, Inc. and LFC
                    Utilities Trust.

William E. Mayer    Dean of the College of        ----
(54)   1994         Business and, Management,
                    University of Maryland
                    (formerly Dean of the Simon
                    Graduate School of Business,
                    University of Rochester;
                    Chairman and Chief Executive
                    Officer, C.S. First Boston
                    Merchant Bank; and President
                    and Chief Executive Officer,
                    The First Boston
                    Corporation).  Director or
                    Trustee:  Colonial Funds,
                    American Medical Inc., Chart
                    House Enterprises and
                    Riverwood International
                    Corp.

John A. McNeice,    Chairman of the Board and     ----
Jr.*                Director of the Adviser and
(62)   1989         The Colonial Group, Inc.
                    (TCG) (formerly Chief
                    Executive Officer, Adviser
                    and TCG).  Director or
                    Trustee: Colonial Funds,
                    Liberty Financial Companies,
                    Inc. (Liberty Financial).

James L. Moody, Jr. Chairman of the Board,        ----
(63)   1989         Hannaford Bros. Co. (food
                    distributor) (formerly Chief
                    Executive Officer, Hannaford
                    Bros. Co.).  Director or
                    Trustee: Colonial Funds,
                    Penobscot Shoe Co., Sobeys
                    Inc., Hills Stores Company,
                    Inc., UNUM Corporation,
                    IDEXX Laboratories.

John J. Neuhauser   Dean of the School of         ----
(51)   1992         Management, Boston College.
                    Director or Trustee:
                    Colonial Funds, Hyde
                    Athletic Industries, Inc.

George L. Shinn     Financial Consultant          ----
(72)   1992         (formerly Chairman, Chief
                    Executive Officer and
                    Consultant, The First Boston
                    Corporation).  Trustee or
                    Director: Colonial Funds,
                    The New York Times Co.,
                    Phelps Dodge Corp.

Robert L. Sullivan  Management Consultant.        ----
(67)   1989         Trustee: Colonial Funds.

Sinclair Weeks, Jr. Chairman of the Board, Reed   ----
(71)   1992         & Barton Corporation.
                    Director or Trustee:
                    Colonial Funds, Commonwealth
                    Energy Systems.


*   Mr. McNeice is an "interested person,"
    as defined by the Investment Company Act of 1940 (1940 Act) because of his affiliation with TCG and the Adviser.

(1) Except as otherwise noted, each
    individual has held the office indicated or other offices in the same company for the last five years.
(2) On March 6, 1995, the Trustees and
    officers of the Fund beneficially owned
    less than 1% of the then outstanding
    shares of the Fund.


     In this Proxy Statement, "Colonial Funds" means Colonial Trust I, Colonial Trust II, Colonial Trust III, Colonial Trust IV, Colonial Trust V, Colonial Trust VI, Colonial Trust VII, Colonial High Income Municipal Trust, Colonial InterMarket Income Trust I, Colonial Investment Grade Municipal Trust, Colonial Intermediate High Income Fund and Colonial Municipal Income Trust.

     The following table sets forth certain information about the executive officers of the Fund.

Name
(Age)     Executive Officer       Office with Fund; Principal
Since                                   Occupation (3)

John A. McNeice, Jr.              President and Trustee of
(62)          1989                the Fund; Chairman of the
                                  Board and Director of the
                                  Adviser and TCG (formerly
                                  Chief Executive Officer,
                                  Adviser and TCG); President
                                  and Trustee of Colonial
                                  Funds; Director of Liberty
                                  Financial.

Harold W. Cogger                  Vice President of the Fund;
(59)          1993                President, Chief Executive
                                  Officer and Director of the
                                  Adviser and TCG (formerly
                                  Executive Vice President,
                                  Adviser); Director and
                                  Executive Vice President of
                                  Liberty Financial;  Vice
                                  President of Colonial
                                  Funds.

Davey S. Scoon                    Vice President of the Fund
(48)          1993                (formerly Treasurer);
                                  Executive Vice President
                                  and Director of the Adviser
                                  (formerly Senior Vice
                                  President and Treasurer);
                                  Executive Vice President
                                  and Chief Operating Officer
                                  of TCG (formerly Vice
                                  President - Finance and
                                  Administration and
                                  Treasurer);  Vice President
                                  of Colonial Funds (formerly
                                  Treasurer).

Richard A. Silver                 Treasurer and Chief
(48)          1993                Financial Officer of the
                                  Fund (formerly Controller);
                                  Senior Vice President,
                                  Director, Treasurer and
                                  Chief Financial Officer of
                                  the Adviser;  Treasurer and
                                  Chief Financial Officer of
                                  TCG (formerly Assistant
                                  Treasurer);  Treasurer and
                                  Chief Financial Officer of
                                  Colonial Funds (formerly
                                  Controller).

Peter L. Lydecker                 Controller of the Fund
(41)          1993                (formerly Assistant
                                  Controller);  Vice
                                  President of the Adviser
                                  (formerly Assistant Vice
                                  President); Controller of
                                  Colonial Funds (formerly
                                  Assistant Controller).

(3)   Except as otherwise noted, each
      individual has held the office
      indicated or other offices in the same
      company for the last five years.

             Trustee's Compensation, Meetings and Committees

     During the fiscal year ended December 31, 1994, the Board held eight meetings.

     The current Trustees received the following compensation
from the Fund for the fiscal year ended December 31, 1994, and from the Colonial Funds for the calendar year ended December 31,
1994, for serving as Trustees:
                                                        Total
                                                        Compensation
                    Aggregate                           From
                    Compen-     Pension or              Fund and
                    sation      Retirement              other
                    From        Benefits    Estimated   Colonial
                    Fund for    Accrued As  Annual      Funds for
                    the fiscal  Part of     Benefit     the
                    year ended  Fund        Upon        calendar year
Trustee             12/31/94    Expense     Retirement  ended 12/31/94(b)

Tom Bleasdale       $2,182 (a)  $0          $0          $101,000(c)
Lora S. Collins      2,055       0           0            95,000
William D.           2,376       0           0           110,000
Ireland, Jr.
William E. Mayer     1,944       0           0            89,752
John A. McNeice,         0       0           0                 0
Jr.
James L. Moody,      2,371       0           0           109,000
Jr.
John J. Neuhauser    2,056       0           0            95,000
George L. Shinn      2,420       0           0           112,000
Robert L. Sullivan   2,275       0           0           104,561
Sinclair Weeks,      2,506       0           0           116,000
Jr.

(a)   Included $1,058 payable as deferred compensation.
(b) At December 31, 1994, the Colonial Funds Complex consisted of 31 open-end and 5 closed-end management investment company portfolios advised by the Adviser.
(c)   Included $49,000 payable as deferred compensation.

     The following table sets forth the amount of compensation paid to Messrs. Birnbaum, Grinnell and Lowry in their capacities as Trustees of the Liberty All-Star Equity Fund, The Charles Allmon Trust, Inc., Liberty Financial Trust (now known as Colonial Trust VII and LFC Utilities Trust (together, Liberty Funds) for service during the calendar year ended December 31, 1994:


                    Aggregate
                    Compen-     Pension or              Total
                    sation      Retirement              Compensation
                    From Fund   Benefits    Estimated   From
                    for the     Accrued As  Annual      Liberty
                    fiscal      Part of     Benefits    Funds for
                    year ended  Fund        Upon        the calendar year
Trustee             12/31/94    Expense     Retirement  ended 12/31/94 (d)

Robert J. Birnbaum  $0          $0          $0          $      0
James E. Grinnell    0           0           0            31,032
Richard W. Lowry     0           0           0            31,282

(d) At December 31, 1994, the Liberty Funds consisted of 5 open-end and 2 closed-end management investment company portfolios, each advised by Stein Roe & Farnham Incorporated, an indirect wholly-owned subsidiary of Liberty Financial, an intermediate parent of the Adviser. On March 27, 1995, four of the portfolio series in the Liberty Financial Trust (now known as Colonial Trust VII) were merged into existing Colonial funds and a fifth was merged into a new portfolio series of Colonial Trust III.

     The Audit Committee of the Colonial Funds, consisting of Messrs. Bleasdale, Ireland, Moody, Shinn, Sullivan and Weeks, met twice during the fiscal year ended December 31, 1994. The Committee recommends to the Trustees the independent accountants to serve as auditors, reviews with the independent accountants the results of the auditing engagement and the internal accounting procedures and controls, and considers the independence of the independent accountants, the range of their audit services and their fees.

     The Compensation Committee of the Colonial Funds, consisting of Ms. Collins and Messrs. Neuhauser, Sullivan and Weeks, met once during the fiscal year ended December 31, 1994. The
Committee reviews compensation of the Trustees.

     The Nominating Committee of the Colonial Funds, consisting of Messrs. Bleasdale, Ireland, Moody and Weeks, met once during the fiscal year ended December 31, 1994. The Committee in its sole discretion recommends to the Trustees nominees for Trustee and for appointments to various committees. The Committee will consider candidates for Trustee recommended by shareholders. Written recommendations with supporting information should be directed to the Committee in care of the Fund.

     During the fiscal year ended December 31, 1994, each of the current Trustees, attended more than 75% of the meetings of the Board and the committees of which such Trustee is a member.

     If any of the nominees listed above becomes unavailable for election, the enclosed proxy will be voted for a substitute candidate in the discretion of the proxy holder(s). If the condition set forth on page 3 is not fulfilled, the enclosed proxy will not be voted for the election of Messrs. Birnbaum, Grinnell and Lowry.

                          Required Vote

     A plurality of the votes cast at the Meeting, if a quorum is represented, is required for the election of each Trustee.

     Description of the Adviser. On March 24, 1995, TCG completed a merger (Merger) with a subsidiary of Liberty Financial in which TCG was the surviving company and in which stockholders became stockholders of Liberty Financial.

     John A. McNeice, Jr., who is President and a Trustee of the Colonial Funds, prior to the Merger held 1,464,000 shares of TCG Class A Common Stock, representing approximately 20% of the Class A Common Stock of TCG, and 98,437 shares of TCG Class B Common Stock, representing approximately 51% of its outstanding Class B Stock, and was considered to be a controlling person of TCG and of the Adviser. In connection with the Merger, Mr. McNeice received $22.3 million in cash and approximately 1,005,300 shares of Liberty Financial common stock for his shares of TCG. The closing price of Liberty Financial common stock on March 27, 1995 was $28.00 per share. Since the Merger, Mr. McNeice is no longer a controlling person of the Adviser.

     The Adviser remains a wholly-owned subsidiary of TCG which in turn is now a wholly-owned subsidiary of Liberty Financial. Liberty Financial is an indirect subsidiary of Liberty Mutual Insurance Company (Liberty Mutual). Liberty Financial is a diversified and integrated asset management organization which provides insurance and investment products to individuals and institutions. Its principal executive offices are located at 600 Atlantic Avenue, 24th Floor, Boston, Massachusetts 02210.
Liberty Mutual is a Massachusetts-chartered mutual property and casualty insurance company with over $20.6 billion in assets and $3.5 billion in surplus at December 31, 1994. The principal business activities of Liberty Mutual's subsidiaries other than Liberty Financial are property-casualty insurance, insurance services and life insurance (including group life and health insurance products) marketed through its own sales force. Its principal executive offices are located at 175 Berkeley Street, Boston, Massachusetts 02117.

2.    Ratification of Independent Accountants.

     Price Waterhouse LLP was selected as independent accountants for the Fund for the fiscal year ending December 31, 1995, by unanimous vote of the Trustees, subject to ratification or rejection by the shareholders. Neither Price Waterhouse LLP nor any of its partners has any direct or material indirect financial interest in the Fund. Price Waterhouse LLP also acts as independent accountants for the Adviser and affiliated companies. A representative of Price Waterhouse LLP will be available at the Meeting to respond to appropriate questions and make a statement (if the representative desires), if requested by a shareholder in writing at least five days before the Meeting.

                          Required Vote

     Ratification requires the affirmative vote of a majority of the shares of the Fund voted at the Meeting.
3.  Other Matters and Discretion of Attorneys Named in the Proxy

     At this date only the business mentioned in Items 1 and 2 of the Notice of the Meeting is contemplated to be presented. If any procedural or other matters properly come before the Meeting, the enclosed proxy shall be voted in accordance with the best judgment of the proxy holder(s).

     The Meeting is called to be held at the same time as meetings of the shareholders of Colonial InterMarket Income Trust I and Colonial Investment Grade Municipal Trust. It is anticipated that the meetings will be held simultaneously. In the event that any Fund shareholder at the Meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the meetings so that the Meeting of the Fund may be held separately, the persons named as proxies will vote in favor of such an adjournment.

     If a quorum of shareholders (a majority of the shares entitled to vote at the Meeting) is not represented at the Meeting or at any adjournment thereof, or, even though a quorum is so represented, if sufficient votes in favor of the Items set forth in the Notice of the Meeting are not received by May 31, 1995, the persons named as proxies may propose one or more adjournments of the Meeting for a period or periods of not more than ninety days in the aggregate and further solicitation of proxies may be made. Any such adjournment may be effected by a majority of the votes properly cast in person or by proxy on the question at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Items set forth in the Notice of the Meeting. They will vote against any such adjournment those proxies required to be voted against any of such Items.

     Based upon the Fund's review of Forms 3, 4 and 5 required to be filed by the Fund's Trustees and certain of its officers, William E. Mayer, a Trustee of the Fund, filed a late Form 3 (Initial Statement of Beneficial Ownership), on which he reported that he did not hold any of the Fund's shares.


            Date for Receipt of Shareholder Proposals

     Proposals of shareholders which are intended to be considered for inclusion in the Fund's proxy statement relating to the 1996 Annual Meeting of Shareholders of the Fund must be received by the Fund at One Financial Center, Boston,
Massachusetts, 02111 on or before December 23, 1995.

   Shareholders are urged to vote, sign and mail their proxies immediately.